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                                                                      Exhibit 23

                 [LETTERHEAD OF BRIGGS AND MORGAN APPEARS HERE]


June 14, 1996



Green Tree Financial Corporation
1100 Landmark Towers
345 St. Peter Street
St. Paul, MN 55102-1639

     Re:  Green Tree Financial Corporation
          Registration Statement on Form S-3
          (File No. 333-02752)

Ladies and Gentlemen:

     We have acted as counsel to Green Tree Financial Corporation, a Delaware Corporation (the "Company"), in connection with the preparation of a Prospectus Supplement (the "Supplement") relating to the issuance of $421,031,344 (Approximate) Floating Rate Asset-Backed Notes and Asset-Backed Certificates (together, the "Securities") to be issued by Green Tree Recreational, Equipment & Consumer Trust 1996-B. The Securities are to be issued pursuant to the above-referenced Registration Statement. The Supplement will accompany the Prospectus which comprises part of the Registration Statement.

     We hereby consent to the use of our name under the heading "Certain Federal Income Tax Consequences" and "Legal Matters" in the Supplement.


                                          Very truly yours,

                                          BRIGGS AND MORGAN,
                                          Professional Association


                                          By: /s/ Christopher C. Cleveland
                                              -----------------------------
                                              Christopher C. Cleveland